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                                                                October 29, 1997

WAVEPHORE, INC.
3311 North 44th Street
Phoenix, Arizona 85018

     Re: Registration of Common Shares

Gentlemen:

     We have acted as special Indiana counsel to WavePhore, Inc., an Indiana corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended, relating to the registration of up to an aggregate of 135,000 of the Company's Common Shares, without par value (the "Shares"), of which (i) 35,000 (the "Awarded Shares") were issued to Continental Capital & Equity Corporation ("CCEC") as of September 8, 1997, and (ii) 100,000 (the "Warrant Shares") are issuable to CCEC upon the exercise of a warrant held by CCEC pursuant to a certain Warrant to Purchase Common Stock of WavePhore, Inc. dated September 8, 1997 (the "Warrant").

     In rendering the opinions set forth herein, we have limited our factual inquiry to (i) reliance on a certificate of the Secretary of the Company, (ii) reliance on the facts and representations contained in the Registration Statement, including without limitation those relating to the number of the Company's Common Shares, without par value, which are authorized, issued or reserved for issuance upon conversion or exercise of preferred shares, warrants and options, and (iii) such documents, corporate records and other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below, including without limitation a certificate issued by the Secretary of State of the State of Indiana dated October 29, 1997, attesting to the corporate existence of the Company in the State of Indiana.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. In rendering the opinion expressed below, we have assumed (i) that the Shares will conform in all material respects to the description thereof set forth in the Registration Statement, (ii) that the Company has complied, and will comply, with the proxy disclosure provisions of the Securities Exchange Act of 1934, as amended, as required by Indiana Code 23-1-53-2(b), in connection with the issuance of the Warrant and the Shares, and (iii) that the Company has not placed in escrow or made other arrangements to restrict the transfer of, or to limit distributions in
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WAVEPHORE, INC.
October 29, 1997
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respect of, the Shares (other than customary restrictions on transfer under applicable securities laws required in the absence of registration).

     Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that, when the following events have occurred:

     (a) the Registration Statement has become effective under the Securities Act of 1933, as amended;

     (b) the registration and delivery of the certificate or certificates evidencing the Shares have occurred; and

     (c) the Awarded Shares have been issued or the Warrant Shares, if any, have been issued upon any exercise of the Warrant in the manner specified in the Registration Statement, as the case may be; then the Shares will be validly issued, fully paid and nonassessable.

     The foregoing opinion is based on and limited to the current internal laws of the State of Indiana (without giving effect to any conflict of law principles thereof), and we have not considered, and express no opinion on, the laws of any other jurisdiction. This opinion is based on the laws in effect and facts in existence on the date of this letter, and we assume no obligation to revise or supplement this letter should the law or facts, or both, change.

     This opinion is intended solely for the use of the Company in connection with the registration of the Shares. It may not be relied upon by any other person or for any other purpose, or reproduced of filed publicly by any person, without the written consent of Barnes & Thornburg, provided, however, that we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to Barnes & Thornburg contained in the Registration Statement.


                                        Very truly yours,